UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 15, 2025

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2025, Marvell Technology, Inc. (the “Company” or “Marvell”) promoted Chris Koopmans to President and Chief Operating Officer and Sandeep Bharathi to President, Data Center Group. Mr. Koopmans and Mr. Bharathi will report directly to Marvell’s Chairman and Chief Executive Officer, Matt Murphy.

Mr. Koopmans will expand his scope of responsibilities to include Worldwide Sales, Corporate Development and Strategy while continuing to lead the Company’s global business operations. He will be responsible for end-to-end revenue execution, from go-to-market strategy and customer engagement, to operations and long-term growth planning.

Mr. Bharathi will lead the Company’s Data Center Group, including the Custom Cloud Services, Connectivity, Data Center Switch, and Cloud Optics business units. He will also continue to oversee Data Center Engineering and Central Engineering, providing cross-functional coordination and strategic oversight across the Company’s full data center portfolio.

Chris Koopmans has served as Marvell’s Chief Operating Officer since February 2025, and served as Chief Operations Officer from March 2021 to February 2025. Prior to becoming Chief Operations Officer, Mr. Koopmans served as Executive Vice President of Business Operations from 2018 to 2019 and Executive Vice President of Marketing and Business Operations from 2019 to 2021, where he led corporate transformation strategies and programs, in addition to global corporate marketing.

Sandeep Bharathi has served as Marvell’s Chief Development Officer from June 2022 to July 2025. Prior to holding that role he served as Executive Vice President, Central Engineering System-On-Chip Group from April 2021 to June 2022 and Senior Vice President, Central Engineering from February 2019 to April 2021.

In connection with their promotions, each of their compensation was updated as follows: (a) annual base salary increased to $770,000, (b) target cash bonus percentage for the Annual Incentive Plan (AIP) increased to 120% of base salary, (c) each received a grant in the amount of $8 million of restricted stock units that vest over 4 years, and (d) each received a grant of performance-based restricted stock units with a target amount of $12 million that if earned will vest 5 years from the date of grant based on our TSR performance relative to the S&P 500 Index over the performance period measured from July 15, 2025 to July 5, 2030.

There are no family relationships between each of Mr. Koopmans and Mr. Bharathi and any other director or executive officer of the Company. Nor are there any transactions between them or any member of either of their immediate families and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between them and any other persons or entities pursuant to which they were appointed as officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: July 17, 2025	By:	/s/ Mark Casper
Mark Casper
EVP, Chief Legal Officer and Secretary